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                                                                    Exhibit 4.11

                               THIRD AMENDMENT TO
                               ------------------
                       CREDIT AND INTERCREDITOR AGREEMENT
                       ----------------------------------


         THIS THIRD AMENDMENT TO CREDIT AND INTERCREDITOR AGREEMENT, dated as of January 28, 1997 (this "Amendment"), among CASTING TECHNOLOGY COMPANY, an Indiana general partnership (the "Company"), NBD BANK, a Michigan banking corporation ("NBD"), and THE ASAHI BANK, LTD., a Japanese banking corporation acting through its Chicago Branch ("Asahi") (NBD and Asahi, collectively, the "Banks" and individually, a "Bank"), and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS
                                    --------
         A. The parties hereto have entered into a Credit and Intercreditor Agreement dated July 28, 1995 (as amended, the "Credit Agreement"), which is in full force and effect.

         B. The Company desires to amend the Credit Agreement as herein provided, and the Banks and the Agent are willing to so amend the Credit Agreement on the terms set forth herein.

                                    AGREEMENT
                                    ---------
Based upon these recitals, the parties agree as follows:

         1. AMENDMENT. Upon the Company satisfying the conditions set forth in
Section 4 hereof, the Credit Agreement shall be amended as follows:

                  (a) Section 2.1(b) of the Credit Agreement is amended in its entirety, to read as follows:

                           TERM LOAN. Each Bank further agrees, for itself only, subject to the terms of this Agreement, to make a single Term Loan to the Company on the Termination Date in an amount not to exceed the lesser of (i) its pro rata share of Thirty-Five Million Dollars ($35,000,000) and (ii) its respective Commitment then effective as of the Termination Date.

                  (b) The Commitment Amount set forth next to the name of NBD Bank on the signature page of the Credit Agreement is increased by Two Million, Four Hundred Thousand Dollars ($2,400,000) to Twenty-Three Million, Four Hundred Thousand Dollars ($23,400,000).

                  (c) The Commitment Amount set forth next to the name of The Asahi Bank, Ltd. on the signature page of the Credit Agreement is increased by One Million, Six Hundred

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Thousand Dollars ($1,600,000) to Fifteen Million, Six Hundred Thousand Dollars
($15,600,000).

                  (d) Section 5.1(i) of the Credit Agreement is deleted, and
Section 5.2(a)(iv) of the Credit Agreement is amended to read as follows:

                           "(iv)   This subsection is deleted;"

                  (e) Exhibit A-1 to the Credit Agreement, the form of Revolving Credit Note, is amended and restated in its entirety, to read as set forth on Exhibit A-1 attached to this Amendment.

         2. REFERENCES TO CREDIT AGREEMENT. From and after the effective date of this Amendment, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

         3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Agent that:

                  (a) (i) The execution and delivery by the Partners on behalf of the Company and the performance by the Company of this Amendment and all agreements, instruments, and documents delivered pursuant hereto by the Company have been duly authorized by all necessary action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to the Company, or of the Company's charter, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article IV (other than Section 4.6) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

                  (c) No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.


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        4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective until the Agent and each Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the Agent and each Bank:

                  (a) Updated Closing Certificates and copies of such organizational documents of the Company, each of the Partners and each of the Guarantors, including partnership agreements, articles of incorporation, bylaws (or certifying as to the continued accuracy of the partnership agreements, articles of incorporation and bylaws previously delivered to the Banks), good standing certificates and incumbency certificates, and such documents evidencing necessary corporate action by each of the Partners and each of the Guarantors with respect to this Amendment and all other agreements or documents delivered pursuant hereto;

                  (b) Second Restated Revolving Credit Notes, duly executed on behalf of the Company in favor of each Bank, substantially in the form attached as Exhibit A-1;

                  (c) A Second Confirmation of Security Agreement acceptable to the Agent, duly executed on behalf of the Company in favor of the Agent;

                  (d) A Second Amendment and Confirmation of Guaranty - NBD acceptable to NBD, duly executed on behalf of Amcast in favor of NBD;

                  (e) A Second Acknowledgment and Confirmation of Guaranty Agreement - Asahi acceptable to Izumi, duly executed on behalf of Izumi in favor of Asahi;

                  (f) Payment by the Company to the Banks of a Closing Fee in the amount of Five Thousand Dollars ($5,000) to be shared pro rata between the Banks based on their respective Commitments; and

                  (g) Such additional agreements and documents as may be reasonably requested by the Agent.

         5. CONSENT TO ASSIGNMENT. The Company, the Banks, the Agent, and the Partners in their individual capacities each consent to (a) the assignment at any time by NBD of all its rights and obligations, individually and as Agent, under the Credit Agreement, the Revolving Credit Notes, the Security Documents, and all other related documents, to NBD Bank, N.A., a national banking association, of Indianapolis, Indiana ("NBD-Indiana"), (b) NBD-Indiana's assumption of all such rights and obligations, and (c) NBD's release from all such obligations. The parties further agree to execute and deliver such documents as NBD or NBD-Indiana may consider necessary or desirable in order to accomplish or reflect the assignment and assumption. This consent is deemed to satisfy the requirements of Section 8.6(a) of the Credit Agreement.

         6. MISCELLANEOUS. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other documents issued under or with respect thereto are hereby

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ratified and confirmed by the Banks, the Agent, and the Company and shall remain in full force and effect, and the Company acknowledges that it has no defense, offset or counterclaim with respect thereto.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         8. EXPENSES. The Company agrees to pay and save the Agent and the Banks harmless from liability for all costs and expenses of the Agent and the Banks arising in respect of this Amendment, including the reasonable fees and expenses of the respective counsel to the Agent and the Banks in connection with preparing and reviewing this Amendment and any related agreements and documents.

         9. GOVERNING LAW. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                   CASTING TECHNOLOGY COMPANY
                                   By:  AMCAST CASTING TECHNOLOGIES, INC.,
                                   Its General Partner

                                   By: /s/ Douglas D. Watts
                                       -----------------------------------------
                                            Its: Vice President
                                                --------------------------------

                                   And By: IZUMI, INC.,
                                              its General Partner

                                   By: /s/ Sadao Taura
                                       -----------------------------------------
                                            Its:  President
                                                --------------------------------

                                   AMCAST CASTING TECHNOLOGIES, INC.,
                                   individually

                                   By: /s/ Douglas D. Watts
                                       -----------------------------------------
                                            Its: Vice President
                                                --------------------------------

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                                   IZUMI, INC.,
                                   individually

                                   By: /s/ Sadao Taura
                                       -----------------------------------------
                                            Its:  President
                                                --------------------------------

                                   NBD BANK, individually and as Agent

                                   By: /s/ Edward C. Hathaway
                                       -----------------------------------------
                                           Its:  First Vice President

                                   THE ASAHI BANK, LTD., acting
                                   through its Chicago branch

                                   By: /s/ Masahiro Katagiri
                                       -----------------------------------------
                                           Its:  Senior Manager


Executed as of the date first set forth above for the purpose of consenting to the assignment described in Section 5 above:

AMCAST INDUSTRIAL CORPORATION,
as Guarantor

By: /s/ Douglas D. Watts
   ------------------------------
         Its: Vice President
              --------------

IZUMI INDUSTRIES, LTD.,
as Guarantor

By: /s/ Hajimi Izumi
   ------------------------------
         Its: Chairman & Ceo
              --------------

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                        SECOND AMENDMENT AND CONFIRMATION
                        ---------------------------------
                           OF GUARANTY AGREEMENT - NBD
                           ---------------------------

         THIS SECOND AMENDMENT AND CONFIRMATION OF GUARANTY AGREEMENT - NBD, dated as of January 28, 1997 (this "Confirmation"), made by Amcast Industrial Corporation, an Ohio corporation (the "Guarantor"), in favor of NBD Bank, a Michigan banking corporation ("NBD").

                                    RECITALS
                                    --------

         A. Casting Technology Company, an Indiana general partnership (the "Company"), has entered into a Credit and Intercreditor Agreement dated July 28, 1995 (as amended, the "Credit Agreement") with NBD and The Asahi Bank, Ltd., a Japanese banking corporation acting through its Chicago Branch ("Asahi") (collectively, the "Banks" and individually, a "Bank"), and NBD, as agent for the Banks (in such capacity, the "Agent").

         B. The Guarantor has entered into a Guaranty Agreement - NBD, dated as of July 28, 1995 (as amended, the "Guaranty"), in favor of NBD pursuant to which the Guarantor guaranteed, among other things, the payment of the Company's obligations to NBD under the Credit Agreement.

         C. The Company, the Banks and the Agent have entered into a Third Amendment to Credit and Intercreditor Agreement of even date herewith (the "Amendment"), pursuant to which, among other things, the Banks have agreed to increase the credit facilities of the Company to an aggregate principal amount not to exceed Thirty-Nine Million Dollars ($39,000,000), of which NBD has committed to provide an aggregate principal amount not to exceed Twenty-Three Million, Four Hundred Thousand Dollars ($23,400,000).

         D. The Guarantor wishes to confirm to NBD its obligations under the Guaranty and desires to amend the Guaranty to further guaranty the obligations of the Company to NBD under the Credit Agreement as amended by the Amendment.

                                    AGREEMENT
                                    ---------

         Based upon these recitals, the parties agree as follows:

         1. CONFIRMATION. The Guarantor confirms to NBD the continuing effect of the Guaranty as a guaranty of the Guaranteed Obligations (as defined in the Guaranty).


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         2. AMENDMENT. Section (1)(a) of the Guaranty shall be amended by replacing the number "$21,000,000" with the number "$23,400,000".

         3. REFERENCES TO THE GUARANTY. From and after the date of this Confirmation, references to the Guaranty in the Credit Agreement, the Guaranty and all other documents executed pursuant to the Credit Agreement shall be deemed to be references to the Guaranty as amended hereby.

         4. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that the representations and warranties set forth in Section 5 of the Guaranty are true and correct as of the date hereof with the same effect as if made on that date. Except as expressly amended, the Guaranty shall remain in full force and effect.

         5. COUNTERPARTS. This Confirmation may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Confirmation by signing any such counterpart.

         6. GOVERNING LAW. This Confirmation is made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely within such State.

         IN WITNESS WHEREOF, the parties hereto have caused this Confirmation to be duly executed and delivered as of the date first written above.

                                         AMCAST INDUSTRIAL CORPORATION


                                         By: /s/ Douglas D. Watts
                                             -------------------------------
                                             Its: VICE PRESIDENT


                                         NBD BANK


                                         By: /s/ Edward C. Hathaway
                                             -------------------------------
                                             Its: FIRST VICE PRESIDENT

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